Exhibit 99.1

                                 REVOCABLE PROXY

                                  CENTRAL BANK
                              7970 N.W. 36TH STREET
                              MIAMI, FLORIDA 33166

                         SPECIAL MEETING OF STOCKHOLDERS

                            MAY 21, 1998, 11:00 A.M.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CENTRAL BANK FOR USE ONLY AT THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 21, 1998, AND AT ANY ADJOURNMENTS THEREOF.

         The undersigned hereby appoints the Chairman of the Board, with the full power of substitution, to act as attorney and proxy for the undersigned, and to vote all shares of Common Stock of Central Bank (the "Company") which the undersigned is entitled to vote, at the Special Meeting of Stockholders to be held at the Union Planters Bank Building, 1221 Brickell Avenue, Miami, Florida 33131, 22nd Floor, on May 21, 1998 at 11:00 a.m., local time, and at any and all adjournments thereof.

         You are encouraged to specify your choices by marking the appropriate box BELOW. You need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations, only sign on the REVERSE SIDE. The proxy cannot vote your shares unless you sign, date and return this card.

         1. The adoption of an Agreement and Plan of Merger (the "Merger Agreement") by and among BankUnited Financial. ("BankUnited Financial") and the Company, pursuant to which, the Company will merge with and BankUnited, FSB, a federal savings bank, and the wholly owned subsidiary of BankUnited Financial, with BankUnited, FSB being the surviving institution. In connection with the Merger, each share of common stock, $6.00 par value per share, of the Company shall be canceled and automatically converted into the right to receive 3.37 shares of BankUnited Common Stock, subject to adjustment based upon the fair market value of BankUnited Common Stock.

                  In his discretion, the proxy is authorized to vote upon such other business as may properly come before the Special Meeting, and any adjournments or postponements thereof.

              [ ]  FOR         [ ]  AGAINST          [ ] ABSTAIN

                                                        (CONTINUED ON BACK SIDE)


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(CONTINUED FROM REVERSE SIDE)


            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

THE PROXY IS REVOCABLE AND, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTIONS ARE MADE BUT THIS PROXY IS PROPERLY EXECUTED, THIS PROXY WILL BE VOTED FOR THE MATTERS MENTIONED.

         Please mark, date and sign as your name appears below and return in the envelope.

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                                    Signature

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                                    Signature if held jointly

                                    DATED: ___________________, 1998

                                    Please sign exactly as your name appears on
                                        this card. When signing as attorney,
                                        executor, administrator, trustee or
                                        guardian, please give your full title.
                                        If shares are held jointly, each holder
                                        may sign but only one signature is
                                        required.